As filed with the Securities and Exchange Commission on May 31, 2002

                                             Registration No. __________________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                         GALYAN'S TRADING COMPANY, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                               -------------------

           Indiana                                                35-1529720
(State or Other Jurisdiction of                                (I.R.S. Employer
Incorporation or Organization)                               Identification No.)


                2437 East Main Street, Plainfield, Indiana 46168
          (Address, Including Zip Code, of Principal Executive Offices)
                               -------------------

              Galyan's Trading Company, Inc. 1999 Stock Option Plan
                            (Full Titles of the Plan)
                               -------------------

                                 Robert B. Mang
                      Chief Executive Officer and Chairman
                         Galyan's Trading Company, Inc.
                2437 East Main Street, Plainfield, Indiana 46168
                                 (317) 532-0200
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                    COPY TO:

  C. David Zoba                                  Gregory P. Patti, Jr., Esq.
  Executive Vice President, General              O'Melveny & Myers LLP
    Counsel and Secretary                        153 East 53rd Street
  Galyan's Trading Company, Inc.                 New York, New York 10022
  2437 East Main Street                          (212) 326-2000
  Plainfield, Indiana 46168
                               -------------------

                             CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------

                                        Proposed         Proposed
                                         Maximum          Maximum
   Title Of            Amount           Offering         Aggregate         Amount Of
  Securities            To Be             Price          Offering         Registration
To Be Registered     Registered         Per Unit           Price              Fee
----------------------------------------------------------------------------------------

Common Stock,       511,181(1)         $20.00(2)       $10,223,620(2)      $940.57(2)
no par value          shares
----------------------------------------------------------------------------------------

(1)  This  Registration  Statement  covers, in addition to the number of shares of Common
     Stock  stated  above,  options and other rights to purchase or acquire the shares of
     Common  Stock  covered by the  Prospectus  and,  pursuant to Rule  416(c)  under the
     Securities  Act  of  1933,  as  amended  (the   "Securities   Act"),  an  additional
     indeterminate number of shares, options and rights which by reason of certain events specified in the Galyan's Trading Company,  Inc. 1999 Stock Option Plan (the "Plan")
     may become subject to the Plan.

(2)  Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the  registration fee were calculated based upon the average of the high and low prices of the Common  Stock on May 23,  2002,  as  reported  on the Nasdaq  National
     Market System.

     The Exhibit Index for this Registration Statement is at page 6.
========================================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


     The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


Item 3. Incorporation of Certain Documents by Reference

     The following documents of Galyan's Trading Company, Inc. (the "Company") filed with the Commission are incorporated herein by reference:

     (a) The Company's Registration Statement on Form S-8 relating to the Plan filed with the Commission on July 19, 2001 (registration number 333-65412);

     (b) The Company's Annual Report on Form 10-K for its fiscal year ended February 2, 2002, filed with the Commission on April 24, 2002;

     (c) The Company's Current Report on Form 8-K filed with the Commission on February 28, 2002; and

     (d) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on June 21, 2001, and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8. Exhibits

     See the attached Exhibit Index at page 6.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plainfield, County of Hendricks, State of Indiana, on May 29, 2002.

                                 GALYAN'S TRADING COMPANY, INC.


                                 By:  /s/ Robert B. Mang
                                      ------------------------------------------
                                      Robert B. Mang
                                      Chief Executive Officer and Chairman



                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Mang, Edward S. Wozniak and C. David Zoba, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                         Title                     Date
      ---------                         -----                     ----

/s/ Robert B. Mang
--------------------------     Chief Executive Officer,        May 29, 2002
Robert B. Mang                 Chairman and Director
                               (Principal Executive Officer)

/s/ Edward S. Wozniak
--------------------------     Senior Vice President and       May 29, 2002
Edward S. Wozniak              Chief Financial Officer
                               (Principal Financial and
                               Principal Accounting Officer)

/s/ Byron E. Allumbaugh
--------------------------     Director                        May 29, 2002
Byron E. Allumbaugh


/s/ Frank J. Belatti
--------------------------     Director                        May 29, 2002
Frank J. Belatti


/s/ Stuart B. Burgdoerfer
--------------------------     Director                        May 29, 2002
Stuart B. Burgdoerfer


/s/ Timothy J. Faber
--------------------------     Director                        May 29, 2002
Timothy J. Faber


/s/ Todd W. Halloran
--------------------------     Director                        May 29, 2002
Todd W. Halloran


/s/ Norman S. Matthews
--------------------------     Director                        May 29, 2002
Norman S. Matthews


/s/ George R. Mrkonic, Jr.
--------------------------     Director                        May 29, 2002
George R. Mrkonic, Jr.


/s/ John M. Roth
--------------------------     Director                        May 29, 2002
John M. Roth


/s/ Stephanie M. Shern
--------------------------     Director                        May 29, 2002
Stephanie M. Shern


/s/ Ronald P. Spogli
--------------------------     Director                        May 29, 2002
Ronald P. Spogli


/s/ Peter Starrett
--------------------------     Director                        May 29, 2002
Peter Starrett

                                  EXHIBIT INDEX
                                  -------------


Exhibit
Number                          Description of Exhibit
------                          ----------------------

4.1 Second Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 (registration number 333-57848), originally filed with the Commission March 29, 2001, and as subsequently amended).

4.2       Second  Amended and  Restated  Bylaws  (incorporated  by  reference to
          Exhibit 3.4 to the Company's Registration Statement on Form S-1 (registration number 333-57848), originally filed with the Commission March 29, 2001, and as subsequently amended).

4.3 Galyan's Trading Company, Inc. 1999 Stock Option Plan, as amended (incorporated by reference to Appendix C to the Company's Proxy Statement filed with the Commission pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, (SEC File No. 000-32911) on April 25, 2002).

5.        Opinion of Ice Miller (opinion re legality).

23.1      Consent of Deloitte & Touche LLP (consent of independent accountants).

23.2      Consent of Ice Miller (included in Exhibit 5).

24. Power of Attorney (included in this Registration Statement under "Signatures").

99.       Not applicable.



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